Exhibit 4.2

FORM OF

CERTIFICATE OF

LIMITED PARTNERSHIP

OF

SANCHEZ PRODUCTION PARTNERS LP

This Certificate of Limited Partnership of Sanchez Production Partners LP (the “Partnership”) is being filed pursuant to Section 17-217 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., in connection with the conversion of Constellation Energy Partners LLC, a Delaware limited liability company, to a Delaware limited partnership.

The undersigned, being the sole general partner of the Partnership, does hereby certify as follows:

1. The name of the Partnership is: Sanchez Production Partners LP.

2. The address of the Registered Office of the Partnership in Delaware is 1675 South State Street, Suite B, Dover, Delaware 19901. The Partnership’s Registered Agent at that address is Capitol Services, Inc.

3. The name and business address of the sole general partner is:

Sanchez Production Partners GP LLC

Houston, Texas 77002

4. This Certificate shall become effective on             , 2014, at                  .m.

In witness whereof, the undersigned, being the sole general partner of the Partnership, has executed this Certificate of Limited Partnership as of the              day of             , 2014.

SANCHEZ PRODUCTION PARTNERS GP LLC

By:
Name:
Title: